Exhibit 99.1

Recon Reports Fiscal Year 2012 Financial Results

BEIJING, Oct. 1, 2012 /PRNewswire-FirstCall/ -- Recon Technology, Ltd. (Nasdaq: RCON), an oilfield services provider that operates primarily in the People's Republic of China (the "Company"), today announced its financial results for fiscal year 2012 ended June 30, 2012.

Fiscal Year 2012 Highlights

  Total revenues increased by 18.61% in fiscal year 2012 to RMB 75.54 million ($11.95 million), due to the company's move into the horizontal fracturing business and development of overseas business.
  Gross profits increased 20.05% in fiscal year 2012 were RMB24.27 million ($3.84 million).
  Gross margin was 32.13%, compared to 31.75% in FY 2011.
  Operating loss in fiscal year 2012 decreased by 81.93% to RMB3.54 mullion ($560 thousand) from FY 2011.
  Comprehensive loss attributable to Recon in fiscal year 2012 was RMB3.82 million ($605 thousand), an 86.84% decrease from FY2011.
  Diluted Losses per Share attributable to Recon for fiscal year 2012 was RMB0.97($0.15), a reduction of 86.8% from diluted losses per share of RMB7.35 in 2011.
  Adjust EBITDA in fiscal year 2012 was a loss of RMB1.29 million ($204 thousand), an improvement of 92.28% from FY 2011.

"I'm pleased that we closed the year with improved operating results," said Mr. Yin Shenping, CEO of Recon, "The high-end segment of China's oilfield service industry has opened more to private companies, and we believe there are opportunities for Chinese oilfield services companies, especially experienced companies that can provide all-in-one solutions for customers. As a small company, Recon now is more focused on oilfield automation and production stimulation-related services. But we also seek to extend our business on the industrial chain by providing more integrated services and incremental measures and growing our business from a predominantly up-ground business to include some down-hole services as well. We believe our experience and reputation will help us remain competitive in this arena."

Fiscal Year 2012 Results

Total revenues for the year ended June 30, 2012 were RMB75.54 million ($11.95 million), an increase of RMB11.85 million or 18.61%. The deconsolidation of ENI was responsible for a decrease of RMB18.68 million in hardware and hardware-related revenues. Excluding the effect of deconsolidating ENI, our operating revenue increased by RMB30.54 million, or 67.85%

Gross profit increased by RMB4.05 million ($641 thousand), or 20.05%, to RMB24.27 million ($3.84 million) for fiscal year 2012. Gross profit as a percentage of revenues increased slightly from 31.75% to 32.13%.

Selling and distribution expenses decreased by RMB2.68 million, or 34.67%, from RMB7.74 million for the year ended June 30, 2011 to RMB 5.05 million ($780 thousand) for the same period of 2012 as a result of focusing our selling efforts on a more limited number of clients.

General and administrative expenses decreased by RMB9.30 million ($1.47 million), or 29.01%, from RMB32.06 million in FY2011 to RMB22.76 million ($3.60 million) in the same period of 2012, which was mainly attributable to deconsolidation of ENI during the fiscal year 2011, offset by increase in expenses in research and development activities, staff wages, in order to retain talented staff and SOX compliance services.

Loss from operations was RMB3.54 million ($560 thousand) for FY2012, an improvement of RMB16.03 million, or 81.93%, from a loss of RM19.57 million for 2011. This improvement in operations is attributed primarily to the deconsolidation of ENI, increase in revenues and reduction in expenses during this year.

Net loss attributable to ordinary shareholders was RMB3.82 million ($605 thousand) for the year ended June 30, 2012, an improvement of RMB25.22 million or 86.84%, from a loss of RMB29.04 million for same period of 2011.

As of June 30, 2012, cash and cash equivalents was RMB3.53 million ($553 thousand). Except for RMB6.89 million ($1.09 million) of short-term borrowings and RMB23 million ($3.64 million) short-term bank loan, there were no other financing activities and contingent liabilities.

Net cash used in operating activities was RMB21.87 million ($3.46 million) for the year ended June 30, 2012, an increase of RMB15.54 million ($2.46 million) from RMB6.33 million for the same period of 2011. The increase in the use of cash in the current period was due to an increase in trade accounts receivable and purchase advances, which resulted from increased business activities, offset by the increased in inventory turnover and accounts payable.

Net cash provided in financing activities was RMB22.74 million ($3.60 million) for the year ended June 30, 2012, compared to net cash provided by financing activities amounting to RMB2.62 million for the same period of 2011. The increase in net cash provided by financing activities was mainly due to the increase of bank loans and short-term borrowings from related parties to supplement our working capital.

Net cash used in investing activities was RMB840 thousand ($133 thousand) for the year ended June 30, 2012, a decrease of RMB1.59 million from RMB2.43 million for the same period of 2011. The decrease was mainly caused by a loss on cash due to the deconsolidation of ENI amounting to RMB2.56 million in the fiscal 2011, while there was no such loss for the same period of 2012.

About Recon Technology, Ltd.

Recon Technology, Ltd. is a non-state-owned oil field service company in China. The company has been providing software, equipment and services designed to increase the efficiency and automation in oil and gas exploration, extraction, production and refinery for Chinese oil and gas fields for more than 10 years. More information may be found at http://www.recon.cn or via e-mail at info@recon.cn.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Recon Technology, Ltd.

Tel: +86-10-8494-5799

RECON TECHNOLOGY, LTD.
CONSOLIDATED BALANCE SHEETS

	As of June 30,		As of June 30,		As of June 30,
	2011		2012		2012
ASSETS	RMB		RMB		U.S. Dollars
Current assets
Cash and cash equivalents	RMB	3,485,944	RMB	3,533,283	$559,090
Notes receivable		1,276,574		-	-
Trade accounts receivable, net		22,329,705		61,993,942	9,809,634
Trade accounts receivable- related parties, net		25,983,172		20,394,749	3,227,170
Inventories, net		22,576,094		24,281,300	3,842,160
Other receivables, net		6,128,794		8,074,096	1,277,608
Other receivables- related parties		4,383,000		17,729	2,805
Purchase advances, net		12,152,896		16,250,616	2,571,422
Purchase advances- related parties		989,828		1,093,534	173,036
Tax recoverable		-		2,790,722	441,591
Prepaid expenses		1,016,299		535,336	84,709
Deferred tax asset		458,133		1,106,801	175,135
Total current assets		100,780,439		140,072,108	22,164,360

Property and equipment, net		1,132,425		1,774,820	280,839
Long-term other receivable		12,971,481		10,302,349	1,630,196
Total Assets	RMB	114,884,345	RMB	152,149,277	$24,075,395

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loan	RMB	5,000,000	RMB	23,000,000	$3,639,413
Trade accounts payable		6,320,488		11,905,560	1,883,881
Trade accounts payable- related parties		-		5,339,231	844,855
Other payables		1,960,924		2,341,826	370,560
Other payable- related parties		61,477		1,099,259	173,942
Deferred revenue		2,420,497		3,291,073	520,764
Advances from customers		782,945		936,124	148,128
Accrued payroll and employees' welfare		157,824		949,579	150,257
Accrued expenses		345,015		476,416	75,384
Taxes payable		7,192,123		9,681,620	1,531,975
Short-term borrowings		1,743,286		2,767,066	437,848
Short-term borrowings- related parties		911,399		4,123,306	652,453
Total current liabilities		26,895,978		65,911,060	10,429,460
Total Liabilities		26,895,978		65,911,060	10,429,460

Commitments and Contingency

Equity
Common shares, ($ 0.0185 U.S. dollar par value, 25,000,000 shares authorized; 3,951,811 shares issued and outstanding as of June 30, 2011 and 2012)		529,979		529,979	83,861
Additional paid-in capital		65,877,686		67,643,791	10,703,640
Appropriated retained earnings		2,058,429		2,378,961	376,436
Unappropriated retained earnings		13,495,199		9,354,535	1,480,218
Accumulated other comprehensive loss		(288,897)		(290,496)	(45,967)
Total controlling shareholders' equity		81,672,396		79,616,770	12,598,188
Non-controlling interest		6,315,971		6,621,447	1,047,747
Total equity		87,988,367		86,238,217	13,645,935
Total Liabilities and Equity	RMB	114,884,345	RMB	152,149,277	$24,075,395

RECON TECHNOLOGY, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended June 30,
		2011		2012	2012
		RMB		RMB	U.S. Dollars

Revenues
Hardware	RMB	41,677,918	RMB	49,693,929	$7,863,337
Service		-		13,985,465	2,212,995
Software		2,111,111		3,952,991	625,503
Hardware - related parties		19,899,438		7,909,994	1,251,641
Total revenues		63,688,467		75,542,379	11,953,476

Cost of revenues		43,469,506		51,269,950	8,112,719
Gross margin		20,218,961		24,272,429	3,840,757

Selling and distribution expenses		7,736,091		5,054,219	799,756
General and administrative expenses		32,055,652		22,755,891	3,600,787
Operating expenses		39,791,743		27,810,110	4,400,543

Loss from operations		(19,572,782)		(3,537,681)	(559,786)

Other income (expenses)
Subsidy income		822,545		554,856	87,798
Interest income		1,463		335,517	53,091
Interest expense		(600,500)		(962,824)	(152,353)
Gain or loss from currency exchange		35,846		(46,303)	(7,327)
Other income (expense)		279,664		(78,097)	(12,358)
Loss on deconsolidation		(8,989,614)		-	-
Loss before income taxes		(28,023,378)		(3,734,532)	(590,935)
Benefit (provision) for income taxes		(665,146)		220,050	34,820
Net loss		(28,688,524)		(3,514,482)	(556,115)
Less: Net income attributable to non-controlling interest		347,851		305,653	48,365
Net loss attributable to Recon Technology, Ltd	RMB	(29,036,375)	RMB	(3,820,135)	$(604,480)
Comprehensive Loss
Net loss		(28,688,524)		(3,514,482)	(556,115)
Foreign currency translation adjustment		(211,900)		(1,599)	(253)
Comprehensive loss		(28,900,424)		(3,516,081)	(556,368)
Comprehensive income attributable to non-controlling interest		324,307		305,830	48,393
Comprehensive loss attributable to Recon Technology, Ltd	RMB	(29,224,731)	RMB	(3,821,911)	$(604,761)

Loss per common share - basic and diluted	RMB	(7.35)	RMB	(0.97)	$(0.15)

Weighted - average shares -basic and diluted		3,951,811		3,951,811	3,951,811

RECON TECHNOLOGY, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended June 30,
	2011		2012		2012
	RMB		RMB		U.S. Dollars

Cash flows from operating activities:
Net loss	RMB	(28,688,524)	RMB	(3,514,482)	$(556,115)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on deconsolidation		8,989,614		-	-
Depreciation		361,837		197,873	31,310
Provision for doubtful accounts				3,919,052	620,133
Stock based payments		1,420,588		1,239,788	196,178
Deferred tax benefit		(182,173)		(648,668)	(102,642)
Changes in operating assets and liabilities:
Trade accounts receivable		7,406,206		(42,916,527)	(6,790,912)
Trade accounts receivable-related parties		9,947,112		5,588,423	884,286
Notes receivbale		(1,276,574)		1,276,574	201,999
Other receivable, net		3,987,998		447,706	70,843
Other receivables related parties, net		(1,226,488)		4,365,271	690,740
Purchase advance, net		18,150,896		(4,488,357)	(710,217)
Purchase advance-related party, net		8,947,200		(103,706)	(16,410)
Tax recorvable		-		(2,790,722)	(441,591)
Prepaid expense		(269,661)		480,963	76,105
Inventories		(23,287,337)		(1,705,206)	(269,824)
Trade accounts payable		(4,747,743)		5,585,072	883,756
Trade accounts payable-related parties		-		5,339,231	844,855
Other payables		(1,183,142)		380,902	60,272
Other payables-related parties		133,206		1,037,782	164,214
Deferred income		(1,795,986)		870,576	137,756
Advances from customers		334,678		153,179	24,238
Accrued payroll and employees' welfare		(176,235)		791,755	125,284
Accrued expenses		54,212		131,401	20,792
Taxes payable		(3,231,315)		2,489,497	393,926
Net cash used in operating activities		(6,331,632)		(21,872,623)	(3,461,024)

Cash flows from investing activities:
Purchase of property and equipment		(173,089)		(840,268)	(132,960)
Cash effect of deconsolidating VIE		(2,256,305)		-	-
Net cash used in investing activities		(2,429,394)		(840,268)	(132,960)

Cash flows from financing activities:
Proceeds from short-term bank loan		5,000,000		23,000,000	3,639,413
Repayments of short-term bank loan		-		(5,000,000)	(791,177)
Proceeds from other receivables-loans		3,216,000
Proceeds from short-term borrowings		168,317		2,153,780	340,804
Proceeds from short-term borrowings-related party				4,991,907	789,896
Repayments of short-term borrowings		(5,343,082)		(1,130,000)	(178,806)
Repayments of short-term borrowings-related party		(2,700,000)		(1,780,000)	(281,659)
Capital contribution in VIE		-		500,000	79,118
Net cash provided by financing activities		341,235		22,735,687	3,597,589

Effect of exchange rate fluctuation on cash and cash equivalents		(237,222)		24,543	3,884

Net increase (decrease) in cash and cash equivalent		(8,657,013)		47,340	7,490
Cash and cash equivalents at beginning of year		12,142,957		3,485,944	551,600
Cash and cash equivalents at end of year	RMB	3,485,944	RMB	3,533,284	$559,090

Supplemental cash flow information
Cash paid during the year for interest	RMB	401,529	RMB	442,719	$70,054
Cash paid during the year for taxes	RMB	3,700,671	RMB	494,087	$78,182

SOURCE Recon Technology, Ltd.